Exhibit 99.1

EXPLORATION INCORPORATED

Transmeridian Exploration Announces

Completion of $55.0 Million Private Placement of Junior Preferred Stock

Houston, Texas (PRIMENEWSWIRE) June 27, 2007 – Transmeridian Exploration Incorporated (AMEX: TMY) announced today that it has completed its previously announced private placement of 400,000 shares of the Company’s new series of junior redeemable convertible preferred stock. In connection with the completion of the private placement, the Company offered and sold an additional 150,000 shares of the preferred stock. Total proceeds from the private placement before fees and expenses totaled $55.0 million

The preferred stock, which has a liquidation preference of $100 per share, will pay cumulative quarterly dividends initially at a rate of 20% per annum, payable at the option of the Company in additional shares of the preferred stock, shares of the Company’s common stock (subject to the satisfaction of certain conditions) or cash (if allowed by the terms of the Company’s then-existing debt instruments or senior convertible preferred stock). The preferred stock is currently convertible into approximately 24.4 million shares of the Company’s common stock, based on the current conversion price of $2.25 per share. The conversion price is subject to downward adjustment if a change of control has not occurred, or a definitive agreement that would lead to a change of control has not been signed, by October 31, 2007, and to a further downward adjustment if such conditions have not been met by December 31, 2007. The preferred stock will be redeemable, at the option of the holder, upon a change of control of the Company at an amount equal to the sum of 125% of the liquidation preference plus all accrued and unpaid dividends.

In addition, holders of the preferred stock have the right, upon written request of the holders of two-thirds of the outstanding shares of the preferred stock, to designate individuals to constitute one-half of the membership of the Company’s board of directors and to require the Company to take the necessary action to effect such change in its board composition. In addition, the Company will be obligated to cause the directors designated by the holders of two-thirds of the outstanding shares of the preferred stock to constitute a majority of the directors then serving on the special committee of the board of directors overseeing the ongoing process with respect to a possible sale of the Company or its South Alibek Field. If a change of control has not occurred, or a definitive agreement that would lead to a change of control has not been signed, by June 15, 2008, the Company will be obligated to further alter the composition of its board of directors such that individuals designated by the holders of two-thirds of the outstanding shares of the preferred stock will then constitute a majority of the members of the board of directors.

The holders of the preferred stock are also entitled to certain registration rights with respect to the preferred stock, pursuant to which the Company is obligated to file and cause to become effective a shelf registration statement covering the resale of the preferred stock, the shares of the Company’s common stock into which the preferred stock is convertible, and the shares of the preferred stock and shares of the Company’s common stock issued in payment of the quarterly dividends payable on the preferred stock. In the event the Company fails to comply with these obligations, the Company will be required to pay additional dividends on the preferred stock.

Of the total number of shares of the preferred stock offered and sold in the private placement, 100,000 shares of the preferred stock were issued, and the net proceeds of approximately $9.5 million were paid to the Company, in connection with the first closing on June 18, 2007. In connection with the second closing, which was completed today, the remaining 450,000 shares of the preferred stock were issued and net proceeds of approximately $11.0 million from the sale of 120,000 of the shares were paid to the Company.

The remaining 330,000 shares of the preferred stock and the proceeds of $33.0 million therefrom were placed in escrow pending stockholder approval of the issuance or potential issuance of shares of the Company’s common stock under the terms of the preferred stock that, in the aggregate, equal or exceed 20% of the currently outstanding shares of the Company’s common stock. The proceeds held in escrow will be released to the Company and the escrowed shares of the preferred stock will be delivered to investors only upon the Company’s receipt of consents or proxies from stockholders or an affirmative stockholder vote evidencing such stockholder approval. If the required vote or consent is not obtained within 60 days of the date of the second closing, the funds in the escrow account, including earnings thereon, will be returned to investors and the escrowed shares of the preferred stock will be canceled. At any time while funds remain in escrow, the holders of two-thirds of the outstanding shares of the preferred stock may elect to release the funds to the Company in exchange for the delivery of the escrowed shares.

The private placement will generate total net proceeds to the Company of approximately $51.5 million, after transaction fees and expenses. The Company used the net proceeds from the first closing to satisfy the Company’s interest payment obligation with respect to its senior secured notes due 2010 and for working capital and general corporate purposes. The net proceeds from the second closing, including the escrowed proceeds when released, will be used for working capital and general corporate purposes, including funding ongoing development costs.

The preferred stock and the common stock issuable upon conversion of the preferred stock have not been registered under the Securities Act of 1933 or the securities laws of any other jurisdiction. Unless they are registered, the securities may be offered and sold only in transactions that are exempt from registration under the Securities Act of 1933 and the applicable securities laws of other jurisdictions. This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall there be any sale of any securities of the Company in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or an exemption therefrom.

About Transmeridian Exploration Incorporated

Transmeridian Exploration Incorporated is an independent energy company established to acquire and develop oil reserves in the Caspian Sea region of the former Soviet Union. The company primarily targets fields with proved or probable reserves and significant upside reserve potential. Transmeridian Exploration currently has projects in Kazakhstan and southern Russia and is pursuing additional projects in the Caspian Sea region.

For more information please contact the following:

Lorrie T. Olivier, CEO

Earl W. McNiel, CFO

397 N. Sam Houston Pkwy E., Suite 300

Houston, Texas 77060

Phone: (281) 999-9091

Fax: (281) 999-9094

E-mail: tmei@tmei.com

Website: www.tmei.com

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created therein. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including but not limited to those discussed in Transmeridian Exploration Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2006 and other filings with the Securities and Exchange Commission. Although the Company believes the assumptions underlying the forward-looking statements contained herein are reasonable, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion herein should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.